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EXHIBIT 99

Wells Fargo & Company's financial results for the quarter ended September 30, 2002

In accordance with FAS 142, effective January 1, 2002, amortization of goodwill was discontinued. For comparability, all amounts for 2001 in the text on pages 1-3 of this exhibit have been adjusted to exclude goodwill amortization. For 2002, the first quarter transitional goodwill impairment charge of $276 million is excluded. The table on page 6 reconciles reported earnings to adjusted earnings.

        Wells Fargo & Company reported diluted earnings per common share of $.84 for the third quarter of 2002, compared with $.75 in the third quarter of 2001, up 12 percent. Net income was $1.44 billion, up 10 percent from $1.31 billion in the third quarter of 2001. For the first nine months of 2002, net income was $4.24 billion, or $2.46 per share, compared with $3.83 billion, or $2.20 per share, for the first nine months of 2001, an increase in earnings per share of 12 percent. All net income and per share data for the first nine months of 2001, described above, exclude the non-cash impairment and other special charges recorded in second quarter 2001 of $1.16 billion after tax, or $.67 per share.

        "Our third quarter performance reflected a continuation of broad-based, double-digit revenue growth, excluding market-sensitive income and acquisitions, improved credit quality and well-controlled expenses," said Chief Financial Officer Howard Atkins. Third quarter results included a net loss of $31 million in market-sensitive income compared with a net gain of $39 million, or $.01 per share, in the same period last year. Year-to-date diluted earnings per share of $2.46 were up 12 percent over the previous year, as adjusted for last year's impairment and other special charges of $1.16 billion.

        Excluding market-sensitive income and acquisitions, revenue increased 10 percent from third quarter 2001 and 13 percent for the first nine months of 2002 compared with the same period in 2001. "Growth in revenue, excluding market-sensitive income and acquisitions, reflected strong sales of consumer loans, home mortgages and core deposit products," said Atkins. Due to the decline in longer term interest rates during the third quarter, the Company realized $121 million in gains on certain longer-maturity mortgage-backed securities subject to prepayment risk. The Company also recorded $152 million of net writedowns in equity investments, the majority of which were in publicly-traded equity securities. At quarter end, the Company had net unrealized gains of $1.71 billion on bond and equity investments available for sale.

        Loans averaged $181.8 billion for third quarter 2002 and $177.7 billion for the first nine months of 2002, up 11 percent and 10 percent, respectively, over the same periods a year ago. Adjusted for acquisitions, average loans in third quarter 2002 increased 9 percent from a year ago and 6 percent (annualized) from second quarter 2002. "We saw strong consumer loan growth, led by robust sales of home equity and home mortgage products," said Atkins. "Our average consumer loans increased 24 percent from the third quarter of 2001 and 27 percent (annualized) from the second quarter of 2002. Due to the ongoing strong mortgage refinancing activity, mortgage loans held for sale increased $11.8 billion from an average of $26.6 billion in the second quarter of 2002 to an average of $38.4 billion in the third quarter of 2002. Although we added new business customers, commercial loan demand remained essentially flat."

        Average core deposits of $184.5 billion for third quarter 2002 grew $13.7 billion, or 8 percent, since the third quarter of last year and $5.1 billion, or 11.3 percent (annualized), from second quarter 2002. Excluding acquisitions, average core deposits grew 6 percent since the third quarter of last year and 12 percent (annualized) from second quarter 2002. Interest and noninterest checking, market rate and other savings accounts grew in total $18.7 billion, or 13 percent, from last year, and $6.1 billion, or 15 percent (annualized), from second quarter 2002. These increases reflected growth in primary account relationships among Community Banking and Wholesale Banking customers as well as the increase in mortgage escrow balances.

        Net interest income on a taxable equivalent basis was $3.7 billion in third quarter 2002, up 15 percent from third quarter of last year, largely due to solid growth in loans and mortgages held for sale, and increases in net interest margin from 5.40 percent a year ago to 5.52 percent in third quarter 2002. On a linked quarter basis, net interest income increased $55 million, or 6 percent (annualized), due to a $9.9 billion increase in average earning assets, partly offset by a 14 basis point decline in the net interest margin. The earning asset growth of $9.9 billion included an increase of $11.8 billion in mortgages held for sale and $4.1 billion in consumer loans, offset by a $4.5 billion decline in the securities portfolio.

        "The single largest driver of both the increase in earning assets and the decline in the margin during the quarter was the extraordinary volume we experienced with mortgage refinancing activity," said Atkins. As fundings built in the quarter, mortgage loans held for sale grew to $42.3 billion at September 30, 2002 from $24.7 billion at June 30, 2002. While the increase in mortgage loans held for sale had a positive impact on income, it was also a principal factor for the reduction in net interest margin since the loans in the warehouse during the third quarter yielded 45 basis points less on average than the second quarter due to the decline in mortgage interest rates. Mortgage originations for the third quarter 2002 were $89 billion, up $27 billion over second quarter 2002 and $221 billion year-to-date, up $19 billion over the same period in 2001. The mortgage pipeline ended the quarter at $89 billion, up $41 billion from June 30, 2002. Based on the Company's quarter-end mortgage application pipeline of $89 billion, it expects mortgage loans held for sale to remain high throughout the fourth quarter 2002. The owned servicing portfolio now exceeds half-a-trillion dollars, ending the quarter at $510 billion, up $85 billion from year-end 2001. The portfolio's weighted average note rate dropped to 6.87 percent, down from 7.18 percent at December 31, 2001. Reflecting the historically low rates, mortgage servicing rights were carried on the balance sheet at $4.4 billion on September 30, 2002, down $1.8 billion from December 31, 2001.

        Excluding market-sensitive income and acquisitions, noninterest income increased 4 percent in third quarter 2002 from third quarter 2001. "We experienced solid fee growth in many of our businesses, including deposit service charges, credit card fees, mortgage banking, and home equity lines and loans," said Atkins. "However, the weak stock market compared with the second quarter of 2002 negatively impacted trust and investment fees. Insurance revenue was down $35 million from the second quarter primarily due to normal seasonality in that business."

        Noninterest expense was $3.41 billion in third quarter 2002 compared with $3.03 billion in third quarter 2001 and $3.41 billion in second quarter 2002. "Most of the increase in noninterest expense from last year was attributable to the robust growth of Wells

Fargo mortgage and home equity businesses," said Atkins. "Apart from mortgage and home equity, expenses were up 2.6 percent from third quarter 2001 and were down $93 million, or 3.5 percent, from second quarter 2002. Despite the upward pressure on costs for health care and other employee benefits year over year, expenses have been contained due to our disciplined and focused expense management across the Company. The decline in expenses from the second quarter of 2002 to the third quarter was also in part due to the seasonality of our insurance business," said Atkins.

        The efficiency ratio of 56.4 percent in third quarter 2002 (54.6 percent excluding market-sensitive income and acquisitions) improved slightly from second quarter 2002.

        Third quarter credit losses were $415 million, or .91 percent of average loans outstanding (annualized), including $21 million of charges already provided for in the second quarter of 2002. As disclosed last quarter, these charges were due to the adoption of a new delinquency and loss recognition policy in the consumer finance businesses. Excluding these charges, third quarter credit losses of $394 million were essentially flat compared with the second quarter 2002, were equal to the quarterly provision of $395 million, and were well below the $454 million of losses recorded in the third quarter 2001. For the first nine months of 2002, the provision of $1.30 billion approximately equaled charge-offs.

        September 30, 2002 non-performing assets of $1.74 billion, .9 percent of total loans outstanding, fell $126 million, or 7 percent, from the prior quarter and for the first time since the second quarter of 2001 are below 1 percent of total loans outstanding. At September 30, 2002, the allowance for loan losses was $3.86 billion, or 2.07 percent of total loans outstanding.

        The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

        The foregoing discussion contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions. An example of forward-looking statements in this document is the statement that we expect mortgage loans held for sale to remain high throughout the fourth quarter 2002.

        Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

        There are several factors—many beyond the Company's control—that could cause results to differ significantly from the Company's expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001, including information incorporated into the Form 10-K from the Company's 2001 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, Items 2 and 3 of the Form 10-Q and "Financial Review—Risk Management" included in the 2001 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Other factors described in the Form 10-Q and Form 10-K include    •    business and economic conditions     •    fiscal and monetary policies    •    legislation and regulation    •    disintermediation     •    competition generally and in light of the Gramm-Leach-Bliley Act    •    potential dividend restrictions     •    market acceptance and regulatory approval of new products and services    •    non-banking activities     •    reliance on other companies for infrastructure components    •    integration of acquired companies     •    attracting and retaining key personnel    •    stock price volatility. See, for example, "Factors That May Affect Future Results" in the Form 10-Q and "Regulation and Supervision" in the Form 10-K.

        Any factor described in this document, in the Form 10-Q or in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30,			Nine months ended Sept. 30,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

For the Period
Before effect of change in accounting principle and excluding goodwill amortization (1)
Net income	$1,444	$1,310	10%	$4,244	$2,666	59%
Diluted earnings per common share	.84	.75	12	2.46	1.53	61
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.78%	1.80%	(1)	1.80%	1.28%	41
Net income applicable to common stock to average common stockholders' equity (ROE)	19.38	19.27	1	19.69	13.38	47
Efficiency ratio (2)	56.4	55.3	2	56.3	63.0	(11)
After effect of change in accounting principle
Net income	$1,444	$1,164	24	$3,968	$2,242	77
Diluted earnings per common share	.84	.67	25	2.30	1.29	78
Profitability ratios (annualized)
ROA	1.78%	1.59%	12	1.68%	1.07%	57
ROE	19.38	17.11	13	18.41	11.24	64
Efficiency ratio (2)	56.4	58.1	(3)	56.3	66.1	(15)
Dividends declared per common share	$.28	$.26	8	$.82	$.74	11
Average common shares outstanding	1,700.7	1,710.6	(1)	1,704.7	1,713.8	(1)
Diluted average common shares outstanding	1,717.8	1,726.9	(1)	1,722.6	1,732.9	(1)
Total revenue	$6,040	$5,484	10	$18,012	$14,271	26
Average loans	$181,782	$164,046	11	$177,749	$161,750	10
Average assets	321,217	289,461	11	315,568	279,184	13
Average core deposits	184,448	170,710	8	180,521	165,315	9
Net interest margin	5.52%	5.40%	2	5.62%	5.31%	6
At Period End
Securities available for sale	$32,974	$40,749	(19)	$32,974	$40,749	(19)
Loans	186,310	168,866	10	186,310	168,866	10
Allowance for loan losses	3,861	3,761	3	3,861	3,761	3
Goodwill	9,744	9,604	1	9,744	9,604	1
Assets	334,250	298,100	12	334,250	298,100	12
Core deposits	190,606	171,303	11	190,606	171,303	11
Common stockholders' equity	30,016	27,060	11	30,016	27,060	11
Stockholders' equity	30,074	27,322	10	30,074	27,322	10
Capital ratios
Common stockholders' equity to assets	8.98%	9.08%	(1)	8.98%	9.08%	(1)
Stockholders' equity to assets	9.00	9.17	(2)	9.00	9.17	(2)
Risk-based capital (3)
Tier 1 capital	7.85	7.40	6	7.85	7.40	6
Total capital	11.40	11.02	3	11.40	11.02	3
Leverage (3)	6.85	6.40	7	6.85	6.40	7
Book value per common share	$17.67	$15.86	11	$17.67	$15.86	11
Staff (active, full-time equivalent)	125,700	116,300	8	125,700	116,300	8
Common Stock Price
High	$52.99	$48.30	10	$53.44	$54.81	(2)
Low	41.52	40.50	3	41.52	40.50	3
Period end	48.16	44.45	8	48.16	44.45	8

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.
(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)
The September 30, 2002 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,			Nine months ended Sept. 30,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

INTEREST INCOME
Securities available for sale	$582	$669	(13)%	$1,893	$1,885	—%
Mortgages held for sale	591	425	39	1,622	1,055	54
Loans held for sale	52	69	(25)	194	251	(23)
Loans	3,400	3,583	(5)	10,072	11,094	(9)
Other interest income	74	70	6	225	227	(1)

Total interest income	4,699	4,816	(2)	14,006	14,512	(3)

INTEREST EXPENSE
Deposits	483	845	(43)	1,459	2,949	(51)
Short-term borrowings	124	316	(61)	429	1,037	(59)
Long-term debt	367	431	(15)	1,041	1,439	(28)
Guaranteed preferred beneficial interests in Company's subordinated debentures	30	23	30	88	59	49

Total interest expense	1,004	1,615	(38)	3,017	5,484	(45)

NET INTEREST INCOME	3,695	3,201	15	10,989	9,028	22
Provision for loan losses	395	455	(13)	1,295	1,243	4

Net interest income after provision for loan losses	3,300	2,746	20	9,694	7,785	25

NONINTEREST INCOME
Service charges on deposit accounts	560	470	19	1,612	1,370	18
Trust and investment fees	439	424	4	1,330	1,256	6
Credit card fees	242	203	19	666	579	15
Other fees	372	303	23	1,009	921	10
Mortgage banking	426	369	15	1,198	1,277	(6)
Insurance	234	196	19	766	524	46
Net gains on debt securities available for sale	121	97	25	202	166	22
Loss from equity investments	(152)	(58)	162	(230)	(1,477)	(84)
Other	103	279	(63)	471	627	(25)

Total noninterest income	2,345	2,283	3	7,024	5,243	34

NONINTEREST EXPENSE
Salaries	1,110	1,020	9	3,292	3,015	9
Incentive compensation	446	315	42	1,165	784	49
Employee benefits	304	223	36	997	737	35
Equipment	232	217	7	697	672	4
Net occupancy	278	240	16	821	716	15
Goodwill	—	156	(100)	—	452	(100)
Core deposit intangibles	38	41	(7)	118	125	(6)
Net (gains) losses on dispositions of premises and equipment	—	(2)	(100)	26	(21)	—
Other	999	977	2	3,023	2,958	2

Total noninterest expense	3,407	3,187	7	10,139	9,438	7

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,238	1,842	21	6,579	3,590	83
Income tax expense	794	678	17	2,335	1,348	73

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,444	1,164	24	4,244	2,242	89
Cumulative effect of change in accounting principle	—	—	—	(276)	—	—

NET INCOME	$1,444	$1,164	24%	$3,968	$2,242	77%

NET INCOME APPLICABLE TO COMMON STOCK	$1,443	$1,160	24%	$3,965	$2,229	78%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.85	$.68	25%	$2.49	$1.30	92%

Diluted earnings per common share	$.84	$.67	25%	$2.46	$1.29	91%

EARNINGS PER COMMON SHARE
Earnings per common share	$.85	$.68	25%	$2.33	$1.30	79%

Diluted earnings per common share	$.84	$.67	25%	$2.30	$1.29	78%

DIVIDENDS DECLARED PER COMMON SHARE	$.28	$.26	8%	$.82	$.74	11%

Average common shares outstanding	1,700.7	1,710.6	(1)%	1,704.7	1,713.8	(1)%

Diluted average common shares outstanding	1,717.8	1,726.9	(1)%	1,722.6	1,732.9	(1)%

Wells Fargo & Company and Subsidiaries
"ADJUSTED" EARNINGS—FAS 142 TRANSITIONAL DISCLOSURE

	September 30, 2001
(in millions, except per share amounts)	Quarter ended	Nine months ended

NET INCOME
Reported net income	$1,164	$2,242
Goodwill amortization, net of tax	146	424

Adjusted net income	$1,310	$2,666

EARNINGS PER COMMON SHARE
Reported earnings per common share	$.68	$1.30
Goodwill amortization, net of tax	.08	.25

Adjusted earnings per common share	$.76	$1.55

DILUTED EARNINGS PER COMMON SHARE
Reported diluted earnings per common share	$.67	$1.29
Goodwill amortization, net of tax	.08	.24

Adjusted diluted earnings per common share	$.75	$1.53

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change Sept. 30, 2002 from
(in millions, except shares)	Sept. 30, 2002	Dec. 31, 2001	Sept. 30, 2001	Dec. 31, 2001	Sept. 30, 2001

ASSETS
Cash and due from banks	$15,813	$16,968	$15,791	(7)%	—%
Federal funds sold and securities purchased under resale agreements	4,047	2,530	3,241	60	25
Securities available for sale	32,974	40,308	40,749	(18)	(19)
Mortgages held for sale	42,339	30,405	23,154	39	83
Loans held for sale	5,522	4,745	4,982	16	11
Loans	186,310	172,499	168,866	8	10
Allowance for loan losses	3,861	3,761	3,761	3	3

Net loans	182,449	168,738	165,105	8	11

Mortgage servicing rights	4,415	6,241	5,404	(29)	(18)
Premises and equipment, net	3,664	3,549	3,534	3	4
Core deposit intangibles	905	1,013	1,053	(11)	(14)
Goodwill	9,744	9,527	9,604	2	1
Interest receivable and other assets	32,378	23,545	25,483	38	27

Total assets	$334,250	$307,569	$298,100	9%	12%

LIABILITIES
Noninterest-bearing deposits	$69,382	$65,362	$56,271	6%	23%
Interest-bearing deposits	136,374	121,904	120,491	12	13

Total deposits	205,756	187,266	176,762	10	16
Short-term borrowings	30,370	37,782	40,196	(20)	(24)
Accrued expenses and other liabilities	19,341	16,777	17,454	15	11
Long-term debt	45,824	36,095	34,131	27	34
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,435	2,235	18	29
STOCKHOLDERS' EQUITY
Preferred stock	294	218	447	35	(34)
Unearned ESOP shares	(236)	(154)	(185)	53	28

Total preferred stock	58	64	262	(9)	(78)
Common stock—$1 2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,499	9,436	9,438	1	1
Retained earnings	18,441	16,005	15,281	15	21
Cumulative other comprehensive income	1,070	752	969	42	10
Treasury stock—37,900,563 shares, 40,886,028 shares and 30,498,100 shares	(1,888)	(1,937)	(1,522)	(3)	24

Total stockholders' equity	30,074	27,214	27,322	11	10

Total liabilities and stockholders' equity	$334,250	$307,569	$298,100	9%	12%

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

	Nine months ended Sept. 30,
(in millions)	2002	2001

Balance, beginning of period	$27,214	$26,488
Net income	3,968	2,242
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	—	(3)
Change in valuation allowance related to:
Investment securities and other retained interests	514	324
Cumulative effect of the change in accounting principle related to derivative instruments and hedging activities	—	71
Derivative instruments and hedging activities	(196)	53
Common stock issued	481	514
Common stock issued for acquisitions	535	22
Common stock repurchased	(1,206)	(1,225)
Preferred stock released to ESOP	163	130
Preferred stock dividends	(3)	(13)
Common stock dividends	(1,399)	(1,269)
Change in Rabbi trust assets and similar arrangements (classified as treasury stock)	3	(12)

Balance, end of period	$30,074	$27,322

LOANS

(in millions)	Sept. 30, 2002	Dec. 31, 2001	Sept. 30, 2001

Commercial	$46,827	$47,547	$48,444
Real estate 1-4 family first mortgage	29,896	25,588	23,308
Other real estate mortgage	25,233	24,808	24,311
Real estate construction	7,887	7,806	8,028
Consumer:
Real estate 1-4 family junior lien mortgage	34,070	25,530	23,901
Credit card	7,033	6,700	6,333
Other revolving credit and monthly payment	24,912	23,502	23,232

Total consumer	66,015	55,732	53,466
Lease financing	8,593	9,420	9,696
Foreign	1,859	1,598	1,613

Total loans (net of unearned discount)	$186,310	$172,499	$168,866

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Nine months ended
(in millions)	Sept. 30, 2002	Dec. 31, 2001	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001

Balance, beginning of period	$3,883	$3,761	$3,760	$3,761	$3,719
Allowance related to business combinations/other	(2)	—	—	93	41
Provision for loan losses	395	536	455	1,295	1,243
Loan charge-offs:
Commercial	(159)	(232)	(178)	(534)	(460)
Real estate 1-4 family first mortgage	(3)	(8)	(14)	(18)	(20)
Other real estate mortgage	(2)	(20)	(3)	(14)	(12)
Real estate construction	(9)	(27)	(7)	(34)	(10)
Consumer:
Real estate 1-4 family junior lien mortgage	(14)	(13)	(11)	(43)	(33)
Credit card	(99)	(102)	(100)	(307)	(320)
Other revolving credit and monthly payment	(212)	(209)	(195)	(595)	(563)

Total consumer	(325)	(324)	(306)	(945)	(916)
Lease financing	(21)	(27)	(23)	(68)	(67)
Foreign	(19)	(22)	(20)	(63)	(56)

Total loan charge-offs	(538)	(660)	(551)	(1,676)	(1,541)

Loan recoveries:
Commercial	36	38	19	120	57
Real estate 1-4 family first mortgage	1	—	1	4	3
Other real estate mortgage	3	10	4	12	12
Real estate construction	10	1	—	19	2
Consumer:
Real estate 1-4 family junior lien mortgage	4	3	2	12	8
Credit card	12	10	10	36	32
Other revolving credit and monthly payment	49	52	50	158	151

Total consumer	65	65	62	206	191
Lease financing	4	6	7	16	20
Foreign	4	4	4	11	14

Total loan recoveries	123	124	97	388	299

Total net loan charge-offs	(415)	(536)	(454)	(1,288)	(1,242)

Balance, end of period	$3,861	$3,761	$3,761	$3,861	$3,761

Net loan charge-offs (annualized) as a percentage of average total loans	.91%	1.27%	1.10%	.97%	1.03%

Allowance as a percentage of total loans	2.07%	2.18%	2.23%	2.07%	2.23%

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS AND OTHER ASSETS

(in millions)	Sept. 30, 2002	Dec. 31, 2001	Sept. 30, 2001

Nonaccrual loans:
Commercial	$840	$827	$863
Real estate 1-4 family first mortgage	212	203	197
Other real estate mortgage	198	210	231
Real estate construction	112	145	113
Consumer:
Real estate 1-4 family junior lien mortgage	42	24	18
Other revolving credit and monthly payment	55	59	42

Total consumer	97	83	60
Lease financing	85	163	146
Foreign	5	9	8

Total nonaccrual loans	1,549	1,640	1,618
As a percentage of total loans	.8%	1.0%	1.0%
Foreclosed assets	186	171	166
Real estate investments (1)	2	2	2

Total nonaccrual loans and other assets	$1,737	$1,813	$1,786

(1)
Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $11 million, $24 million and $25 million at September 30, 2002, December 31, 2001 and September 30, 2001, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,			Nine months ended Sept. 30,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Service charges on deposit accounts	$560	$470	19%	$1,612	$1,370	18%
Trust and investment fees:
Asset management and custody fees	173	181	(4)	537	551	(3)
Mutual fund and annuity sales fees	204	181	13	600	596	1
All other	62	62	—	193	109	77

Total trust and investment fees	439	424	4	1,330	1,256	6
Credit card fees	242	203	19	666	579	15
Other fees:
Cash network fees	47	54	(13)	139	153	(9)
Charges and fees on loans	160	103	55	432	316	37
All other	165	146	13	438	452	(3)

Total other fees	372	303	23	1,009	921	10
Mortgage banking:
Origination and other closing fees	271	179	51	696	490	42
Servicing fees, net of amortization and impairment	(158)	(127)	24	(279)	(21)	—
Net gains on securities available for sale	—	2	(100)	—	134	(100)
Net gains on mortgage loan originations/sales activities	226	223	1	519	420	24
All other	87	92	(5)	262	254	3

Total mortgage banking	426	369	15	1,198	1,277	(6)
Insurance	234	196	19	766	524	46
Net gains on debt securities available for sale	121	97	25	202	166	22
Loss from equity investments	(152)	(58)	162	(230)	(1,477)	(84)
Net gains on sales of loans	7	11	(36)	15	10	50
Net (losses) gains on dispositions of operations	(9)	1	—	(6)	104	—
All other	105	267	(61)	462	513	(10)

Total	$2,345	$2,283	3%	$7,024	$5,243	34%

NONINTEREST EXPENSE

	Quarter ended Sept. 30,			Nine months ended Sept. 30,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Salaries	$1,110	$1,020	9%	$3,292	$3,015	9%
Incentive compensation	446	315	42	1,165	784	49
Employee benefits	304	223	36	997	737	35
Equipment	232	217	7	697	672	4
Net occupancy	278	240	16	821	716	15
Goodwill	—	156	(100)	—	452	(100)
Core deposit intangibles	38	41	(7)	118	125	(6)
Net (gains) losses on dispositions of premises and equipment	—	(2)	(100)	26	(21)	—
Outside professional services	130	104	25	376	335	12
Contract services	92	108	(15)	261	366	(29)
Telecommunications	94	91	3	263	260	1
Outside data processing	91	84	8	262	238	10
Travel and entertainment	85	67	27	243	209	16
Advertising and promotion	85	66	29	229	190	21
Postage	65	56	16	189	179	6
Stationery and supplies	51	58	(12)	164	181	(9)
Operating losses	40	50	(20)	115	149	(23)
Insurance	29	30	(3)	141	145	(3)
Security	41	39	5	121	115	5
All other	196	224	(13)	659	591	12

Total	$3,407	$3,187	7%	$10,139	$9,438	7%

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended Sept. 30,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,641	1.72%	$11	$2,683	3.44%	$23
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,719	5.48	23	2,113	6.28	32
Securities of U.S. states and political subdivisions	2,123	8.21	41	2,018	8.02	39
Mortgage-backed securities:
Federal agencies	26,037	7.20	445	29,292	7.19	512
Private collateralized mortgage obligations	2,119	7.20	37	1,801	9.00	40

Total mortgage-backed securities	28,156	7.20	482	31,093	7.29	552
Other debt securities (4)	2,883	7.87	58	3,797	8.06	65

Total debt securities available for sale (4)	34,881	7.23	604	39,021	7.34	688
Mortgages held for sale (3)	38,384	6.15	591	24,958	6.79	425
Loans held for sale (3)	5,302	3.92	52	4,771	5.74	69
Loans:
Commercial	46,323	6.76	789	48,501	7.77	950
Real estate 1-4 family first mortgage	27,833	6.07	422	20,227	7.05	356
Other real estate mortgage	25,389	6.09	389	24,300	7.86	481
Real estate construction	7,843	5.74	114	8,113	7.80	160
Consumer:
Real estate 1-4 family junior lien mortgage	32,725	7.41	611	21,729	9.18	500
Credit card	6,898	12.35	213	6,208	13.44	208
Other revolving credit and monthly payment	24,251	10.24	625	23,558	11.19	660

Total consumer	63,874	9.02	1,449	51,495	10.61	1,368
Lease financing	8,678	7.03	153	9,770	7.60	186
Foreign	1,842	18.79	87	1,640	20.56	84

Total loans (5)	181,782	7.44	3,403	164,046	8.71	3,585
Other	6,814	3.65	63	3,981	4.67	47

Total earning assets	$269,804	7.01	4,724	$239,460	8.10	4,837

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,464.44		3	$1,946	1.12	5
Market rate and other savings	94,768	1.00	238	84,633	1.97	421
Savings certificates	23,813	3.05	183	28,810	4.89	355
Other time deposits	9,068	1.88	43	1,108	4.58	13
Deposits in foreign offices	3,949	1.62	16	5,827	3.49	51

Total interest-bearing deposits	134,062	1.43	483	122,324	2.74	845
Short-term borrowings	29,558	1.66	124	35,582	3.52	316
Long-term debt	43,568	3.36	367	34,730	4.96	431
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	4.17	30	1,401	6.40	23

Total interest-bearing liabilities	210,073	1.90	1,004	194,037	3.31	1,615
Portion of noninterest-bearing funding sources	59,731	—	—	45,423	—	—

Total funding sources	$269,804	1.49	1,004	$239,460	2.70	1,615

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.52%	$3,720		5.40%	$3,222

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,128			$14,237
Goodwill	9,741			9,682
Other	28,544			26,082

Total noninterest-earning assets	$51,413			$50,001

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$63,403			$55,321
Other liabilities	18,137			12,962
Preferred stockholders' equity	54			259
Common stockholders' equity	29,550			26,882
Noninterest-bearing funding sources used to fund earning assets	(59,731)			(45,423)

Net noninterest-bearing funding sources	$51,413			$50,001

TOTAL ASSETS	$321,217			$289,461

(1)
The average prime rate of the Company was 4.75% and 6.57% for the quarters ended September 30, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.81% and 3.45% for the same quarters, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended Sept. 30,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,615	1.72%	$34	$2,672	4.13%	$83
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,852	5.67	76	2,192	6.74	107
Securities of U.S. states and political subdivisions	2,117	8.27	125	2,016	7.94	115
Mortgage-backed securities:
Federal agencies	28,338	7.10	1,460	26,763	7.18	1,405
Private collateralized mortgage obligations	2,456	7.13	128	1,641	9.12	110

Total mortgage-backed securities	30,794	7.10	1,588	28,404	7.29	1,515
Other debt securities (4)	3,020	7.73	172	3,388	7.86	195

Total debt securities available for sale (4)	37,783	7.15	1,961	36,000	7.34	1,932
Mortgages held for sale (3)	34,036	6.34	1,622	20,234	6.93	1,055
Loans held for sale (3)	5,236	4.96	194	4,802	6.98	251
Loans:
Commercial	46,539	6.91	2,406	49,120	8.38	3,078
Real estate 1-4 family first mortgage	26,932	6.29	1,271	18,870	7.33	1,038
Other real estate mortgage	25,462	6.25	1,191	24,093	8.30	1,496
Real estate construction	7,936	5.76	342	8,080	8.59	519
Consumer:
Real estate 1-4 family junior lien mortgage	29,607	7.54	1,669	20,047	9.64	1,448
Credit card	6,696	12.32	619	6,229	13.65	638
Other revolving credit and monthly payment	23,818	10.37	1,848	23,646	11.56	2,048

Total consumer	60,121	9.19	4,136	49,922	11.05	4,134
Lease financing	9,034	7.17	485	10,062	7.76	586
Foreign	1,725	19.19	248	1,603	20.89	251

Total loans (5)	177,749	7.57	10,079	161,750	9.17	11,102
Other	6,529	3.94	193	3,760	5.18	146

Total earning assets	$263,948	7.15	14,083	$229,218	8.52	14,569

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,519.60		11	$2,237	1.85	31
Market rate and other savings	92,545.97		672	78,256	2.39	1,400
Savings certificates	24,785	3.32	615	30,926	5.37	1,243
Other time deposits	6,672	1.95	97	1,470	5.21	57
Deposits in foreign offices	5,204	1.65	64	6,422	4.53	218

Total interest-bearing deposits	131,725	1.48	1,459	119,311	3.30	2,949
Short-term borrowings	34,324	1.67	429	31,273	4.44	1,037
Long-term debt	40,843	3.40	1,041	34,460	5.57	1,439
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,745	4.29	88	1,091	7.12	59

Total interest-bearing liabilities	209,637	1.92	3,017	186,135	3.94	5,484
Portion of noninterest-bearing funding sources	54,311	—	—	43,083	—	—

Total funding sources	$263,948	1.53	3,017	$229,218	3.21	5,484

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.62%	$11,066		5.31%	$9,085

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,696			$14,506
Goodwill	9,731			9,491
Other	28,193			25,969

Total noninterest-earning assets	$51,620			$49,966

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$60,672			$53,896
Other liabilities	16,418			12,387
Preferred stockholders' equity	55			260
Common stockholders' equity	28,786			26,506
Noninterest-bearing funding sources used to fund earning assets	(54,311)			(43,083)

Net noninterest-bearing funding sources	$51,620			$49,966

TOTAL ASSETS	$315,568			$279,184

(1)
The average prime rate of the Company was 4.75% and 7.50% for the nine months ended September 30, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.88% and 4.33% for the same periods, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS(1)(2)

(income/expense in millions, average balances in billions)		Community Banking		Wholesale Banking		Wells Fargo Financial

Quarter ended September 30,	2002	2001	2002	2001	2002	2001
Net interest income	$2,645	$2,240	$576	$551	$477	$429
Provision for loan losses	180	266	60	62	155	127
Noninterest income	1,717	1,623	538	548	96	100
Noninterest expense	2,534	2,185	604	574	269	266

Income before income tax expense	1,648	1,412	450	463	149	136
Income tax expense	580	482	160	165	57	51

Net income	$1,068	$930	$290	298	$92	$85

Average loans	$117	$101	$49	$50	$16	$13
Average assets	226	202	72	66	17	15
Average core deposits	166	155	18	16	—	—
Nine months ended September 30,
Net interest income	$7,940	$6,230	$1,705	$1,628	$1,370	$1,229
Provision for loan losses	648	728	218	172	429	343
Noninterest income	4,849	3,403	1,891	1,531	274	273
Noninterest expense	7,406	6,485	1,920	1,722	811	763

Income before income tax expense and effect of change in accounting principle	4,735	2,420	1,458	1,265	404	396
Income tax expense	1,686	802	519	454	153	147

Net income before effect of change in accounting principle	3,049	1,618	939	811	251	249
Cumulative effect of change in accounting principle	—	—	(98)	—	(178)	—

Less: Impairment and other special charges (after tax)(3)		(1,089)		(62)		—

Net income excluding impairment and other special charges	$3,049	$2,707	$841	$873	$73	$249

Average loans	$114	$99	$49	$50	$15	$13
Average assets	222	193	71	65	17	15
Average core deposits	163	149	18	16	—	—

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.

(2)
Results have been restated for 2001 to reflect changes in funds transfer pricing methodology to be consistent with first quarter 2002 and to eliminate goodwill amortization.

(3)
Impairment and other special charges in the second quarter of 2001, which are included in noninterest income, mainly related to impairment of publicly traded and private equity securities, primarily in the venture capital portfolio.

QuickLinks

  EXHIBIT 99
  Wells Fargo & Company and Subsidiaries SUMMARY FINANCIAL DATA
  Wells Fargo & Company and Subsidiaries CONSOLIDATED STATEMENT OF INCOME
  Wells Fargo & Company and Subsidiaries "ADJUSTED" EARNINGS—FAS 142 TRANSITIONAL DISCLOSURE
  Wells Fargo & Company and Subsidiaries CONSOLIDATED BALANCE SHEET
  Wells Fargo & Company and Subsidiaries CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
  Wells Fargo & Company and Subsidiaries CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
  Wells Fargo & Company and Subsidiaries NONACCRUAL LOANS AND OTHER ASSETS
  Wells Fargo & Company and Subsidiaries NONINTEREST INCOME
  Wells Fargo & Company and Subsidiaries AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)
  Wells Fargo & Company and Subsidiaries AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)
  Wells Fargo & Company and Subsidiaries OPERATING SEGMENT RESULTS(1)(2)